UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

OTTAWA SAVINGS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported):  November 19, 2010

OTTAWA SAVINGS BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

United States	000-51367	20-3074627
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

927 LaSalle Street, Ottawa, IL 61350	61350
(Address Of Principal Executive Offices)	(Zip Code)

(815) 433-2525
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2010, the Boards of Directors of Ottawa Savings Bancorp, Inc. (the “Company”) and Ottawa Savings Bank (the “Bank”) issued a press release announcing the appointment of Marc N. Kingry as the Company and the Bank’s Chief Financial Officer.  Mr. Kingry’s appointment is effective as of December 2, 2010.

Mr. Kingry was previously employed by Centrue Bank as Senior Vice President and Controller, from 2002 through November 2010.   Prior to that, Mr. Kingry served as Divisional Controller of UnionFinancial Services and Trust Co., a subsidiary of Centrue Bank, from 2002 until 2004.  Mr. Kingry is 48 years old.

As Chief Financial Officer, Mr. Kingry will receive a salary of $92,500, and will also be entitled to other standard benefits afforded to employees of the Company and the Bank.  Mr. Kingry was not selected as an officer pursuant to any arrangements or understandings between Mr. Kingry and the Company, the Bank or any other person.

A copy of the press release announcing the appointment of Mr. Kingry is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

Exhibits

99.1           Press Release dated November 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.

Dated: November 24, 2010	By:	/s/ Jon L. Kranov
Jon L. Kranov
Chief Executive Officer